                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                       C-ATS SOFTWARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       C-ATS SOFTWARE INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              C-ATS SOFTWARE INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

                             ---------------------

TO THE SHAREHOLDERS OF C-ATS SOFTWARE INC.

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of C-ATS Software Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 1997 at 2:00 p.m., local time, at the offices of the Company, 1870 Embarcadero Road, Palo Alto, California 94303, telephone (415) 321-3000 for the following purposes:

    1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock available for grant under the plan by 1,000,000 shares.

    3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                                          By Order of the Board of Directors

                                          Rod A. Beckstrom,
                                          CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                          OF THE BOARD

Palo Alto, California
April 21, 1997

                             YOUR VOTE IS IMPORTANT
    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. RETURNING YOUR PROXY WILL HELP THE COMPANY ENSURE A QUORUM AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY.

                              C-ATS SOFTWARE INC.
                             1870 EMBARCADERO ROAD
                          PALO ALTO, CALIFORNIA 94303

                             ---------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of C-ATS Software Inc. (the "Company") for the 1997 Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 2:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company, 1870 Embarcadero Road, Palo Alto, California 94303. The telephone number at this address is (415) 321-3000.

    These proxy solicitation materials were mailed on or about April 21, 1997 to all stockholders entitled to vote at the Annual Meeting.

PURPOSES OF THE ANNUAL MEETING

    The purposes of the Annual Meeting are to (1) elect six directors to serve for the ensuing year and until their successors are duly elected and qualified,
(2) approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock available for grant thereunder, (3) ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997 and (4) transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on March 31, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 6,709,634 shares of Common Stock. For information regarding holders of more than 5% of the outstanding Common Stock, see "Share Ownership of Directors, Officers and Certain Beneficial Owners." The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $4.875 per share.

REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 1870 Embarcadero Road, Palo Alto, California 94303, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the stockholder is entitled to vote, or distributing the stockholder's votes under the same principle among as many candidates as the stockholder chooses, provided that votes may not be cast for more than six (6) candidates. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters, each share has one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is involved and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment of the 1995 Stock Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Company to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,500.00 for its services and will reimburse Skinner & Co. for certain out-of-pocket expenses. The Company also may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1997, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed by the stockholder, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. Mr. William Sharpe is not standing for re-election. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                     VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

    The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of March 31, 1997:

                                                                                                                  DIRECTOR
NAME                                                       AGE               POSITION WITH THE COMPANY              SINCE
-----------------------------------------------------      ---      -------------------------------------------  -----------
Rod A. Beckstrom.....................................          36   Chief Executive Officer and Chairman               1988
Robert Geske.........................................          52   Director                                           1996
Manuel Correia (2)...................................          62   Director                                           1995
Mark P. Kalkus (1)...................................          34   Director                                           1990
Andrew S. Rachleff (1)...............................          38   Director                                           1990
Mario M. Rosati (1)..................................          50   Director and Secretary                             1989

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    Rod A. Beckstrom was a founder of the Company and has been Chief Executive Officer and Chairman since 1988. Before founding the Company, Mr. Beckstrom worked at Morgan Stanley International in London as a swaps trader. Mr. Beckstrom received a B.A. in economics and an M.B.A. from Stanford University.

    Manual Correia became a Director of the Company in January 1995. Since 1994, Mr. Correia has been Vice President, Technical Services of Cadence Design System, Inc. Mr. Correia joined Cadence in 1990 as Vice President, Customer Service. From 1988 to 1990, Mr. Correia was Vice President, Marketing and Customer Service for Gateway Design Automation. Mr. Correia received a B.S. degree in electrical engineering from Northeastern University and a M.S. degree in management sciences from State University of New York.

    Robert Geske became a Director of the Company in February 1996. Dr. Geske was a co-founder and Chairman and CEO of LOR/Geske Bock Associates, Inc. from 1986 to 1996. He currently serves as a Professor of Finance at the University of California, Los Angeles and as Vice-President of C-ATS Software, Inc. Dr. Geske has published numerous articles and served as an Associate Editor for the Journal of Financial and Quantitative Analysis and the Journal for Portfolio Management. From 1980 to 1986, he was a partner in the investment banking firm of Houlihan, Lokey, Howard, Zukin, Inc. Dr. Geske received his Ph.D. in finance from the University of California, Berkeley.

    Mark P. Kalkus became a Director of the Company in 1990. Mr. Kalkus has been President and Chief Operating Officer of Lamar Companies, a real estate investment concern, since 1992. From 1988 to 1992, Mr. Kalkus was Vice President of Lamar Companies. Mr. Kalkus received a B.A. degree in economics and psychology and a J.D. from Stanford University.

    Andrew S. Rachleff has been a Director of the Company since 1990. Mr. Rachleff has been a general partner of Benchmark Capital since 1995, and has been a general partner with Merrill, Pickard Andersen & Eyre since 1989. Mr. Rachleff received a B.S. degree from the University of Pennsylvania and an M.B.A. from Stanford University. Mr. Rachleff is also a director of several privately held companies.

    Mario M. Rosati has been a Director of the Company since 1989 and Secretary since 1988. Mr. Rosati is a member of the law firm of Wilson Sonsini Goodrich & Rosati. Mr. Rosati received a B.A. degree from the University of California at Los Angeles and a J.D. from the Boalt Hall School of Law at the University of California at Berkeley. Mr. Rosati is a director of Genus, Inc., Ross System, Inc., Parallan Computer, Inc., Sanmina Corporation and several privately held companies.

    There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended December 31, 1996 (the "Last Fiscal Year"), the Board of Directors held a total of five (5) meetings and took one (1) action by written consent. Each of the incumbent directors attended at least 75% of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

    The Audit Committee, which currently consists of directors Manuel Correia and William F. Sharpe, was established to review, in consultation with the independent accountants, the Company's financial state-ments, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent accountants and reviews other matters relating to the relationship of the Company with its accountants. The Audit Committee met once during the Last Fiscal Year.

    The Compensation Committee, which currently consists of directors Mark P. Kalkus, Andrew S. Rachleff and Mario M. Rosati, was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met five (5) times during the Last Fiscal Year.

    The Board of Directors currently has no nominating committee or a committee performing a similar function.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company.

COMPENSATION OF DIRECTORS

    Directors are compensated $2,500 per quarter for their services. Directors are also reimbursed for their expenses incurred in attending Board meetings. Non-employee directors participate in the 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each current non-employee director has been granted, on the later of January 6, 1995 or the date on which such individual first became a director, a nonstatutory option to purchase 15,000 shares of Common Stock which has a term of ten years and which vests or will vest and become exercisable as to one-twelfth (1/12) of the shares at the end of each three month period from its date of grant, such that each option shall be fully exercisable three years following its date of grant, based on continued service as a director (the "First Option"). Provided that shares are then available under the Director Plan, after the First Option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 15,000 shares (a "Subsequent Option") on January 6, 1998 (in the case of each non-employee director who was a director on January 6, 1995) or the date three years after such person first became a director, and each three years thereafter, provided the director is a non-employee director on such date. Such options have a term of ten years and will vest and become exercisable at the same rate as the First Options described above. The exercise price of each option granted under the Director Plan must be equal to 100% of the fair market value of the Common Stock on the date of grant. During the fiscal year ended December 31, 1996, options to purchase

50,000 shares of the Company's Common Stock were granted to Rod A. Beckstrom pursuant to the Company's 1995 Stock Plan. All of such options have a per share exercise price of $4.69 and are exercisable over four (4) years. 25% of the shares subject to the option shall vest 12 months after the vesting commencement date, and 1/48 of the shares subject to the option shall vest each month thereafter, so long as Mr. Beckstrom continues to serve.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

                                   PROPOSAL 2
                APPROVAL OF AN AMENDMENT TO THE 1995 STOCK PLAN

    The 1995 Stock Plan (the "Stock Plan") was originally adopted by the Board of Directors in January 1995, and approved by the stockholders in February 1995. A total of 500,000 shares of Common Stock were initially reserved for issuance and an additional 1,000,000 shares of Common Stock were reserved for issuance in December 1995.

PROPOSED AMENDMENTS TO THE STOCK PLAN

    In February 1997, the Board of Directors approved an amendment to the Stock Plan increasing the number of shares reserved for issuance under the Stock Plan by 400,000 shares, and in April 1997, the Board of Directors approved an amendment to the Stock Plan increasing the shares reserved for issuance under the Stock Plan by an additional 600,000 shares, bringing the total shares currently reserved for issuance on exercise of options under the Stock Plan to 2,500,000.

    In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States Federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Grants under the Stock Plan will not be subject to the deduction limitation if the Stockholders approve the Stock Plan, including the option grant limitations described below.

    The Company believes that grants of stock options and stock purchase rights motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. The Company believes that this practice is of great value in recruiting and retaining highly qualified personnel who are in great demand. The Board of Directors believes that the ability to grant options and stock purchase rights under the Stock Plan, including in certain cases nonstatutory stock options and stock purchase rights at below fair market value of the underlying stock, will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

VOTE REQUIRED

    Provided that a quorum is present, the affirmative vote of a majority of the votes cast will be required to approve the amendment to the Stock Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

    The essential provisions of the Stock Plan are outlined below.

ADMINISTRATION

    The Stock Plan may be administered by the Board of Directors or a committee designated by the Board, which committee shall be constituted to comply with the rules governing a plan intended to qualify under Rule 16b-3 as a discretionary plan. The administrators of the Stock Plan are referred to as the "Administrator."

ELIGIBILITY; LIMITS ON GRANTS

    The Stock Plan provides that options and stock purchase rights may be granted to employees, directors and consultants to the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options and stock purchase rights shall be granted and the number of shares to be subject to each option or stock purchase right.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 450,000 shares of Common Stock.

    See discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options or stock purchase rights granted under the Stock Plan.

    As of December 31, 1996, there were approximately 111 employees, directors, scientific advisors, and consultants currently eligible to participate in the Stock Plan, and 106 optionees, including scientific advisors and consultants, holding outstanding options under the Stock Plan.

TERMS OF OPTIONS

    The terms of options and stock purchase rights granted under the Stock Plan are determined by the Administrator. Each option or stock purchase right is evidenced by a written agreement between the Company and the optionee to whom such option or stock purchase right is granted and is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION: The Administrator determines when options may be exercisable. Shares subject to an option generally vest and are exercisable over four (4) years. 25% of the shares subject to the option shall vest 12 months after the vesting commencement date, and 1/48 of the shares subject to the option shall vest each month thereafter, subject to the optionee continuing to be a service provider on such date. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the shares purchased upon exercise of any option shall be paid, at the discretion of the Administrator, in cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercise, reduction in the amount of any Company liability to the optionee or other legally permitted consideration.

    (b) EXERCISE PRICE: The exercise price under the Stock Plan is determined by the Administrator, provided that in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and provided further that in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price shall be no less than 110% of the fair market value of the Common Stock on the date the option is granted. In the case of a nonstatutory stock option intended to qualify as "performance-based" compensation within the meaning of Section 162(m) of the code, the per share exercise shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

    (c) TERMINATION OF EMPLOYMENT: If an optionee's employment or consultant relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Stock Plan expire on the earlier of
(i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

    (d) DEATH OR DISABILITY: If an optionee's employment relationship, directorship or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Stock Plan expire on the earlier of (i) twelve (12) months from the date of such termination or
(ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (e) TERMINATION OF OPTIONS: Incentive Stock Options granted under the Stock Plan expire no later than ten (10) years from the date of grant or such shorter term as may be provided in the option agreement, and nonstatutory stock options granted under the Stock Plan expire as determined by the Administrator. However, in the case of an option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of an incentive stock option shall not be greater than five (5) years or such shorter term as may be provided in the option agreement. Under the form of option agreement currently used by the Company, options generally expire ten
(10) years from the date of grant.

    (f) NON-TRANSFERABILITY OF OPTIONS: Subject to the discretion of the Administrator, options and stock purchase rights are not transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

    (g) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

STOCK PURCHASE RIGHTS

    The Stock Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the Stock Plan and/or cash awards made outside the Plan. Upon the granting of a stock purchase right under the Stock Plan, the offeree shall be advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

    Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cash or check to the Company. The repurchase option shall lapse at such rate as the administrators may determine.

    Upon exercise of a stock purchase right, the purchaser shall have all rights of a stockholder of the Company.

CHANGES IN CAPITALIZATION

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made in the number of shares reserved for issuance under the Stock Plan and in the number of shares subject to outstanding options and stock purchase rights under the Stock Plan, as well as in the price per share of Common Stock covered by such options and stock purchase rights. Such adjustment shall be made by the Board of Directors, whose determination shall be final, binding and conclusive.

    In the event of the proposed dissolution or liquidation of the Company, options and stock purchase rights outstanding under the Stock Plan will terminate immediately prior to such action. However, the Administrator may, in its discretion, provide for the options and stock purchase rights to be immediately exercisable in full prior to such event. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, outstanding options and stock purchase rights shall be assumed or an equivalent option or stock purchase right shall be substituted by the successor entity. However, in the event the successor corporation refuses to assume or substitute for the options or stock purchase rights, the optionee will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. The stock plan authorizes the Board of Directors to include in individual option agreements provisions for automatic vesting of the option on a change in control of the Company under certain conditions. The Board has included such provisions in selected option agreements.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may amend the Stock Plan at any time or may terminate the Stock Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Stock Plan for which stockholder approval would be required under the federal securities laws or the Code or other applicable laws. However, no action by the Board of Directors or stockholders may unilaterally impair any option or stock purchase right previously granted under the Stock Plan. In any event, the Stock Plan shall terminate in January 2005. Any options or stock purchase rights outstanding under the Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

CERTAIN FEDERAL INCOME TAX INFORMATION

    The following brief summary of the effect of federal income taxation upon the grant and exercise of options and stock purchase rights under the Stock Plan does not purport to be complete and does not discuss the tax consequences of the optionee's or stock purchase right holder's death or the income tax laws of any municipality, state or foreign country in which an optionee or stock purchase right holder may reside.

INCENTIVE STOCK OPTIONS

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be long-term or short-term capital gain or loss, depending on the holding period.

NONSTATUTORY OPTIONS

    All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option.

STOCK PURCHASE RIGHTS

    Restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of exercise, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

PARTICIPATION IN THE STOCK PLAN

    The grant of options and stock purchase rights under the Stock Plan to eligible employees, directors and consultants, including the Named Officers, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Stock Plan. The following table sets forth additional information with respect to options granted under the Stock Plan during the Last Fiscal Year to all current executive officers as a group and to all other employees. The term of options under the Stock Plan (other than those granted to 10% stockholders, as to which the term is five years from date of grant) is generally ten years from date of grant.

                                                                                            AVERAGE       % OF TOTAL
                                                                             OPTIONS       EXERCISE      GRANTS UNDER
IDENTITY OF GROUP                                                           GRANTED(#)     PRICE($)     THE STOCK PLAN
------------------------------------------------------------------------  --------------  -----------  -----------------
All Current Executive Officers as a group...............................      790,000(1)   $    5.23            43.5%
All Other Employees as a group..........................................    1,026,592(2)   $    5.11            56.5%

------------------------

(1) Includes 335,000 options repriced on 11/07/96 at $4.69 per share

(2) Includes 449,392 options repriced on 11/07/96 at $4.69 per share

                            ------------------------

                                   PROPOSAL 3
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending December 31, 1997. Arthur Andersen LLP has audited the Company's financial statements annually since 1993. In the event that a majority of the Votes Cast are against the ratification, the Board of Directors will reconsider its selection.

    A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and nominee for director; (iii) each of the Named Officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices.

                                                                                                       OPTIONS
                                                                                                     EXERCISABLE
                                                                                                      WITHIN 60
                                                                              BENEFICIAL OWNER         DAYS OF
                                                                           -----------------------     APRIL 1,
BENEFICIAL OWNERSHIP                                                         SHARES    PERCENT(1)      1997(2)
-------------------------------------------------------------------------  ----------  -----------  --------------
Rod A. Beckstrom (2).....................................................   1,083,333       16.00%        60,000

Merrill, Pickard, Anderson & Eyre V, L.P. (3) ...........................     669,015        9.97%            --
  (Andrew S. Rachleff)
  2480 Sand Hill Road, Suite 200
  Menlo Park, CA 94205

Greylock Limited Partnership. ...........................................     599,784        8.94%            --
  One Federal Street
  Boston, MA 02110

David L. Babson and Company Incorporated (4). ...........................     436,700        6.51%            --
  One Memorial Drive
  Cambridge, MA 02142

State of Wisconsin Investment Board (5) .................................     463,700        6.91%            --
  P.O. Box 7842
  Madison, WI 53707

Wellington Management Company, LLP (6) ..................................     430,000        6.41%            --
  75 State Street
  Boston, MA 02109
Robert Geske.............................................................     289,325        4.31%            --
Jerome Bock..............................................................     289,325        4.31%            --
Manuel Correia...........................................................      11,250        0.17%        11,250
Mark P. Kalkus...........................................................      47,250        0.70%        11,250
Amos Barzilay............................................................      19,487        0.29%        17,500
Andrew S. Rachleff (5)...................................................     690,265       10.27%        11,250
Mario M. Rosati..........................................................      18,750        0.28%        18,750
William Sharpe...........................................................      18,250        0.27%        18,250
Finn Christensen.........................................................      18,750        0.28%        18,750
David Gilbert............................................................      27,000        0.40%        25,000
Dawnell Greene...........................................................          --        0.00%            --
G. Bradford Solso........................................................      37,083        0.55%        35,416
Charles T. Marshall......................................................     133,308        1.97%        60,000
All directors and officers as a group (14 persons).......................   2,683,376       38.35%       287,416

------------------------

(1) Percent ownership is based on 6,709,634 shares of Common Stock outstanding as of March 31, 1997 and includes options to purchase shares of Common Stock exercisable within 60 days of April 1, 1997 by directors and officers from option shares exercisable listed in right hand column.

(2) Options exercisable within 60 days of April 1, 1997 as listed in table are included in Beneficial Owner Shares and Beneficial Owner percent calculations.

(3) Includes 669,015 shares owned beneficially by Merrill, Pickard, Anderson & Eyre V, L.P of which Mr. Rachleff is a general partner. In such capacity, Mr. Rachleff may be deemed to share voting and investment power with respect to such shares, although he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. In addition to Mr. Rachleff, there are three other general partners of Merrill, Pickard, Anderson & Eyre V, L.P, James C. Anderson, Bruce W. Dunlevie and Steven L. Merrill, each of whom may be deemed to shares voting and investment power with respect to such shares. Each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4) Represents shares held or disclosed on Schedule 13G filed on February 7, 1997.

(5) Represents shares held or disclosed on Schedule 13G filed on January 16, 1997.

(6) Represents shares held or disclosed on Schedule 13G filed on February 10, 1997.

(7) Includes 679,015 shares registered to Merrill, Pickard, Anderson & Eyre V, L.P. ("MPAE V"). MPAE V Management Co., L.P. ("MgtCo") is the General Partner for MPAE V, and may be deemed the beneficial owner of these shares. Andrew S. Rachleff is a General Partner of MgtCo and disclaims beneficial ownership of the above shares except to the extent of his pecuniary interest in MgtCo. options to purchase 11,250 shares of Common Stock exercisable within 60 days of April 1, 1997.

(8) See footnotes (2), (3), (7).

                      REPORT OF THE COMPENSATION COMMITTEE
  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

    Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee, Messrs. Kalkus, Rachleff, and Rosati are non-employee directors. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 1996), except for decisions about awards under the Company's Stock Plan, which decisions must be made solely by the committee in order for the grants under such Stock Plan to satisfy Rule 16b-3.

    COMPENSATION PHILOSOPHY AND RELATIONSHIP OF PERFORMANCE. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 1996 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee either approves or recommends to the Board of Directors compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body.

    The Compensation Committee's executive compensation policies are designed to enhance the financial performance of the Company, and thus stockholder value, by aligning the financial interests of the key executives with those of stockholders.

    The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance bonus, benefits and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation components consist generally of equal or lower base salaries than those of companies within the industry combined with incentive plans based on the Company's financial performance that can result in total compensation generally in line with those at comparable companies. Long-term incentives are tied to stock performance through the use of stock options. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and structure are in the best interests of the stockholders.

    Executive compensation for fiscal 1996 primarily consisted of base salary and performance incentives awarded in the form of stock options for such period.

    ANNUAL INCENTIVE ARRANGEMENTS. The Company has adopted a Program which provides annual incentive compensation in the form of cash bonuses to key employees, including the Named Officers, who by the nature of their positions are deemed sufficiently accountable to impact directly the financial results of the Company. The Program is approved by the Compensation Committee, whose members are not eligible to participate in the Program.

    The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus range (0-60%) in 1997 for each executive officer expressed as a percentage of the executive's base salary. Performance goals for purposes of determining annual incentive compensation are established, which include sales, profitability and other strategic and financial measurements. Senior management, including the Named Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The target incentive compensation levels established by the Compensation Committee for 1996 expressed as a percentage of base salary were approximately 30%.

    The performance goals established at the beginning of 1996 were based on several strategic and financial measurements including a target level of profitability and sales and attainment of certain other objectives. Based on evaluation of the above criteria, the Compensation Committee chose to award incentive payments for 1996 averaging approximately 15% in amounts listed below under the "Executive Compensation -- Summary Compensation Table."

    STOCK OPTIONS. The Compensation Committee of the Board of Directors generally determines stock option grants to eligible employees including the Named Officers. The Committee believes that options granted to management reinforce the Committee's philosophy that management compensation should be closely linked with stockholder value. The Stock Plan is more fully described in the section of this Proxy
Statement entitled "Proposal 2." Stock options have been granted to approximately all of the Company's management and key employees.

    OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans in which all employees, including the Named Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401(k) Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Officers, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for the Company to make matching contributions, the Company did not make a matching contribution for participants in 1996.

    MR. BECKSTROM'S 1996 COMPENSATION. Compensation for the Chief Executive Officer aligns with the philosophies and practices discussed above for executive officers in general. All compensation determinations and stock option grants to the Chief Executive Officer are reviewed by the Compensation Committee with the Board of Directors. Mr. Beckstrom is not eligible to participate in the Employee Stock Purchase Plan.

    At the beginning of each fiscal year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. The target incentive compensation level established for Mr. Beckstrom for 1996, expressed as a percentage of his base salary, was 30%.

    For 1996, the Chief Executive Officer's performance goals were established based on strategic and financial measurements, including a target level of sales and profitability. In evaluating, Mr. Beckstrom's performance for the purpose of determining his incentive compensation for such period, the Compensation Committee considered his leadership and the Company's performance against its financial and strategic objectives. Based on the evaluation, the Compensation Committee decided that Mr. Beckstrom's performance qualified him to receive a 15% bonus award. For specific data regarding Mr. Beckstrom's 1996 compensation, see "Executive Compensation -- Summary Compensation Table."

TEN YEAR OPTION REPRICING

    The following table identifies stock options to purchase shares of the Company's Common Stock held by any executive officers which were granted at a lower exercise price during the last fiscal year.

                                           NUMBER OF
                                          SECURITIES   MARKET PRICE                                  LENGTH OF ORIGINAL
                                          UNDERLYING     OF STOCK     EXERCISE PRICE       NEW          OPTION TERM
                                            OPTION      AT TIME OF      AT TIME OF      EXERCISE     REMAINING AT DATE
NAME                             DATE      REPRICED#   REPRICING($)    REPRICING($)     PRICE($)        OF REPRICING
-----------------------------  ---------  -----------  -------------  ---------------  -----------  --------------------
Amos Barzilay................    11/7/96      60,000     $    4.69       $    6.75      $    4.69      9 years, 6 months
Finn Christensen.............    11/7/96      60,000     $    4.69       $    6.75      $    4.69      9 years, 6 months
David Gilbert................    11/7/96      75,000     $    4.69       $    7.13      $    4.69      9 years, 3 months
Charles T. Marshall..........    11/7/96      40,000     $    4.69       $    6.88      $    4.69       9 years, 1 month
G. Bradford Solso............    11/7/96     100,000     $    4.69       $    6.88      $    4.69       9 years, 1 month

REPORT ON REPRICING OF OPTIONS

    In November 1996, certain employees of the Company, including the Named Officers, were given the opportunity to exchange existing, higher priced options granted under the Stock Plan for new options with an exercise price of $4.69 per share, which price was equal to the closing price of the Company's Common Stock on November 7, 1996 (the date this repricing was approved by the Compensation Committee). Vesting continued on the original grant schedule as of the date of the repricing.

    The Company believes that given the disparity, in November 1996, between the trading price of its Common Stock and the exercise price of certain existing stock options, such repricings were desirable in order to provide incentive to the Company's employees to work towards the future growth of the Company and to retain key personnel. In exchange for the reduction in the exercise price, each exchanged option was prevented from exercise for six months commencing with the date of the repriced option.

                                          Compensation Committee

                                          Mario M. Rosati
                                          Mark P. Kalkus
                                          Andrew S. Rachleff

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers (the "Named Officers") during the three fiscal years ended December 31, 1996, 1995, and 1994.

                                                                          ANNUAL COMPENSATION
                                                       ANNUAL    --------------------------------------   SECURITIES
                                           FISCAL       BASE       PAID                  OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR       SALARY     SALARY    BONUS($)   COMPENSATION($)    OPTIONS(#)
---------------------------------------  -----------  ---------  ---------  ---------  ----------------  -------------
Rod A. Beckstrom ......................        1996     192,500    191,540     28,875           --            50,000
  Chief Executive Officer                      1995     160,000    160,209         --           --                --
                                               1994     193,000    193,000    113,820           --                --

David Gilbert .........................        1996     192,500    179,823     28,875       30,000(1)        200,000
  President and Chief Operating Officer        1995
                                               1994

G. Bradford Solso .....................        1996     180,000    163,108     24,750           --           125,000
  Chief Financial Officer                      1995
                                               1994

Robert L. Geske .......................        1996     144,000    132,000     21,600           --                --
  Vice President of Research and               1995
  Development                                  1994

Charles T. Marshall ...................        1996     136,500    133,250     20,475           --            40,000
  Vice President of Corporate Resources        1995     130,000    127,500         --           --            40,000
                                               1994     124,000    124,000     27,137           --                --

------------------------

(1) Consists of relocation reimbursement.

                            ------------------------

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    In connection with the February 13, 1996 acquisition of LOR/Geske Bock Associates, Inc., by CATS Sub, inc. a wholly-owned subsidiary of the Company, Robert Geske entered into an employment agreement, dated January 30 1996, wherein Mr. Geske agreed to serve as Vice President of the Company. In consideration for his services, Mr. Geske receives an annual base salary of $144,000 and is eligible to participate in any of the Company's executive bonus plans. The term of Mr. Geske's agreement is four years, and after the four year period, Mr. Geske's employment is to be extended for successive six-month periods. Further, under the agreement, Mr. Geske is to receive certain severance benefits should his employment with the Company terminate for any reason other than for cause.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                        VALUE AT
                                                          % OF TOTAL                              ASSUMED ANNUAL RATES
                                                            OPTIONS                                  OF STOCK PRICE
                                                          GRANTED TO                                APPRECIATION FOR
                                             NUMBER OF     EMPLOYEES     EXERCISE                    OPTION TERM(1)
                                              OPTIONS      IN FISCAL     PRICE PER   EXPIRATION   ---------------------
NAME                                          GRANTED       YEAR(2)        SHARE        DATE         5%         10%
------------------------------------------  -----------  -------------  -----------  -----------  ---------  ----------
Rod A. Beckstrom..........................      50,000         2.75%          4.69      11/7/06     152,363     381,514
David Gilbert.............................     200,000        11.01%          4.69       (3)        588,780   1,462,703
G. Bradford Solso.........................     125,000         6.88%          4.69       (4)        346,430     848,823
Robert L. Geske...........................          --           --             --           --          --          --
Charles T. Marshall.......................      40,000         2.20%          4.69      11/7/06     121,890     305,211

------------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or any other defined level. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in the table may not be achieved and do not reflect the Company's estimate of future stock price growth. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers.

(2) Based on 1,816,592 total options granted to employees during the Last Fiscal Year including 784,392 repriced options.

(3) Options to purchase 75,000 shares expire on 2/8/2006; options to purchase 125,000 shares expire on 11/7/2006.

(4) Options to purchase 100,000 shares expire on 12/1/2005; options to purchase 25,000 shares expire on 11/7/2006.

                            ------------------------

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Officers and the value of their unexercised options at December 31, 1996.

                                                                 TOTAL NUMBER OF         TOTAL VALUE OF UNEXERCISED
                                    SHARES                    UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                  ACQUIRED ON     VALUE          FISCAL YEAR END             FISCAL YEAR END(1)
                                   EXERCISE     REALIZED    --------------------------  ----------------------------
NAME                                  (#)          ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------  -----------  ---------------
Rod A. Beckstrom................          --           --       60,000         50,000    $ 202,500      $      --
David Gilbert...................          --           --           --        200,000           --             --
G. Bradford Solso...............          --           --       25,520         99,480           --             --
Robert L. Geske.................          --           --           --             --           --             --
Charles T. Marshall.............          --           --       19,167         40,833       30,939          2,811

------------------------

(1) Value is based on the market value of the Company's stock of $4.375 on December 31, 1996, less the exercise price.

               ACCELERATION OF OPTIONS FOR OFFICERS AND DIRECTORS

    On November 7, 1996, the Board and the Compensation Committee amended the option agreements held by Charles G. Marshall, G. Bradford Solso, Finn Christensen, David Gilbert and Amos Barzilay, to permit the immediate acceleration of their options in the event of a change in control of the Company under certain circumstances.

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the date of the final prospectus for the initial public offering of the Company's Common Stock (March 21, 1995) through 1996 fiscal year end (December 31, 1996) for C-ATS Software Inc., the S&P 500 Composite Index (the "S&P 500"), the Pacific Stock Exchange Technology Index (the "PSE High Tech Index"), and the Nasdaq Computer Index (the "Nasdaq Computer Index"). The graph assumes that $100 was invested in the Company's Common Stock at the initial public offering price, and in the S&P 500, the PSE High Tech Index and the Nasdaq Computer Index at the closing price on March 21, 1995. Note that historic stock price performance is not necessarily indicative of future stock price performance. The Company's stock price on December 31, 1996 was $4.375.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           C*ATS SOFTWARE INC.   PSE HIGH TECH INDEX    S&P 500 INDEX    NASDAQ COMPUTER INDEX
3/21/95                 $100.00               $100.00          $100.00                  $100.00
3/31/95                 $125.00                $99.57          $101.78                  $100.43
6/30/95                  $91.67               $121.05          $111.47                  $126.32
9/29/95                  $70.83               $135.69          $120.30                  $138.56
12/29/95                 $59.38               $134.43          $127.52                  $137.59
3/29/96                  $59.38               $134.03          $133.65                  $142.76
6/28/96                  $50.00               $138.59          $139.60                  $162.03
9/30/96                  $40.63               $147.91          $144.70                  $175.80
12/31/96                 $39.84               $161.36          $156.73                  $194.94

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent stockholders were complied with.

                              FINANCIAL STATEMENTS

    The Company's Annual Report to Stockholders for the last fiscal year is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition and results of operations.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Rod A. Beckstrom,
                                          CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                          OF THE BOARD

Palo Alto, California
April 21, 1997

                                DETACH HERE

P
R
O                           C-ATS SOFTWARE INC.
X                          1870 EMBARCADERO ROAD
Y                       PALO ALTO, CALIFORNIA 94303

                    1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The enclosed proxy is solicited on behalf of the Board of Directors of C-ATS Software Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 2:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 1870 Embarcadero Road, Palo Alto, California 94303.

     These proxy solicitation materials were mailed on or about April 17, 1997 to all stockholders entitled to vote at the Annual Meeting.

                                                                     -----------
                                                                     SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE
                                                                     -----------

                                DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

     1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified.

NOMINEES: Rod A. Beckstrom, Manuel Correia, Robert Geske, Mark P. Kalkus, Andrew S. Rachleff, and Mario M. Rosati

                    FOR                     WITHHELD
                    / /                       / /

/ /                                                     MARK HERE   / /
  ---------------------------------------               FOR ADDRESS
  For all nominees except as noted above                CHANGE AND
                                                        NOTE BELOW

     2. To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock available for grant under the plan by 1,000,000 shares.

                   FOR             AGAINST             ABSTAIN
                  / /                / /                 / /

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

                   FOR             AGAINST             ABSTAIN
                  / /                / /                 / /

    4. To transact such other business as may properly come before the meeting and at any and all continuations or adjournments thereof.

This Proxy is being solicited by the Board of Directors of C-ATS Software Inc.

This Proxy should be marked, dated and signed exactly as name appears hereon. Joint owners should each sign. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such.


Signature:                                 Date:
          -----------------------------         ------------------------

Signature:                                 Date:
          -----------------------------         ------------------------